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Exhibit 99.5

CONSENT TO BE NAMED DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement on Form S-11, together with any and all amendments or supplements thereto, of Silver Bay Realty Trust Corp., a Maryland corporation (the "Company"), as a nominee to the board of directors of the Company and the inclusion of my biographical information in the Registration Statement. I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: November 5, 2012
/s/ WILLIAM W. JOHNSON William W. Johnson

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  Exhibit 99.5
CONSENT TO BE NAMED DIRECTOR